SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

REWARDS NETWORK INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 12, 2004

Fellow Stockholders:

Please accept my personal invitation to attend the 2004 Annual Meeting of Stockholders of Rewards Network Inc., which will be held on Tuesday, May 25, 2004, at 10:00 a.m. (local time). The meeting will be held at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

We hope that you will attend the meeting. However, whether or not you plan to attend the meeting, please complete, date, sign and return the accompanying proxy card as soon as possible. It is important that your shares be represented at the meeting.

YOUR VOTE IS IMPORTANT.

On behalf of the Company’s Board of Directors, I would like to express our appreciation for your continued interest in the Company. We look forward to seeing you at the meeting.

Sincerely yours,

George S. Wiedemann

President and Chief Executive Officer

REWARDS NETWORK INC.

2 NORTH RIVERSIDE PLAZA, SUITE 950

CHICAGO, ILLINOIS 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2004

To the Stockholders of

Rewards Network Inc.:

The 2004 Annual Meeting of Stockholders of Rewards Network Inc. will be held at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois on Tuesday, May 25, 2004, at 10:00 a.m. (local time) for the following purposes:

(1)	To elect ten directors;

(2)	To consider and vote on the Company’s 2004 Long-Term Incentive Plan, which amends and restates the Company’s 1996 Long-Term Incentive Plan, as amended; and

(3)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement, which is attached.

Stockholders who hold shares of common stock of the Company, par value $0.02 per share, at the close of business on April 5, 2004 are entitled to receive notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2004 ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE 2004 ANNUAL MEETING.

By Order of the Board of Directors,

Bryan R. Adel

Secretary

Chicago, Illinois

April 12, 2004

REWARDS NETWORK INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2004

INTRODUCTION

This Proxy Statement is being furnished to stockholders of Rewards Network Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the 2004 Annual Meeting of Stockholders to be held at the Civic Opera Building, 20 North Wacker Drive, 6th Floor, Chicago, Illinois on Tuesday, May 25, 2004, at 10:00 a.m. (local time) and at any adjournment or postponement thereof (the “2004 Annual Meeting”).

This Proxy Statement and the accompanying proxy card are first being sent or given to the Company’s stockholders on or about April 12, 2004.

Purposes of Meeting

The purposes of the meeting are as follows:

1. To elect ten directors;

2. To consider and vote on the Company’s 2004 Long-Term Incentive Plan (the “2004 Plan”), which amends and restates the Company’s 1996 Long-Term Incentive Plan, as amended (the “1996 Plan”); and

3. To transact such other business as may properly come before the 2004 Annual Meeting or any adjournment or postponement thereof.

Record Date; Shares Entitled to Vote

The Company’s Board of Directors has fixed the close of business on April 5, 2004 as the record date for the 2004 Annual Meeting. Only stockholders who hold shares of common stock of the Company, par value $0.02 per share (“Common Stock”), at the close of business on the record date are entitled to receive notice of, and to vote at, the 2004 Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote at the 2004 Annual Meeting for each share of Common Stock held by that stockholder at the close of business on the record date. The Company’s stockholders are not entitled to any cumulative voting rights.

Outstanding Shares

As of April 5, 2004, there were 24,294,216 shares of the Company’s common stock, par value $0.02 per share (“Common Stock”), outstanding and entitled to vote at the 2004 Annual Meeting.

Quorum; Abstentions and Broker Non-Votes; Vote Required; Method for Counting Votes

A quorum of stockholders is necessary to hold a valid meeting. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of Common Stock entitled to vote at the 2004 Annual Meeting is necessary to constitute a quorum. For purposes of determining whether a quorum is present, abstentions will be considered present and entitled to vote, but broker non-votes will not be considered present and entitled to vote.

Directors will be elected by a plurality of the votes cast, and approval of the 2004 Plan will require the affirmative vote of a majority of the votes cast with respect to the 2004 Plan. Approval of any other matter as may properly come before the 2004 Annual Meeting will require the affirmative vote of a majority of the votes cast with respect to such matter, except as may otherwise be provided in the Company’s Certificate of Incorporation or By-Laws, by the rules of the American Stock Exchange or by law.

The Company’s transfer agent will tabulate votes cast by proxy at the 2004 Annual Meeting, and an inspector of election will tabulate votes cast in person at the 2004 Annual Meeting.

Voting by Proxy

Proxies are being solicited on behalf of and at the direction of the Company’s Board of Directors. All shares of Common Stock represented by properly executed proxies will be voted at the 2004 Annual Meeting in accordance with the instructions made on the proxies, unless such proxies have previously been revoked.

When voting to elect directors, stockholders have three options:

•	vote “FOR” all ten nominees,

•	“WITHHOLD” authority to vote for all ten nominees or

•	vote “FOR” all nominees except as indicated.

When voting on the 2004 Plan, stockholders again have three options, although they are different from those pertaining to the election of directors:

•	vote “FOR” the 2004 Plan,

•	vote “AGAINST” the 2004 Plan or

•	abstain from voting on the 2004 Plan.

If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Proxies without Instructions

If a proxy card is signed and dated by a stockholder of the Company but does not include instructions on how to vote, the persons named on the proxy card will follow the recommendations of the Company’s Board of Directors and vote the shares represented by the proxy card as follows:

•	“FOR” the election of all ten nominees for director; and

•	“FOR” approval of the 2004 Plan.

Revocation of Proxies

If shares are registered in a stockholder’s name, the stockholder’s proxy may be revoked at any time:

•	by delivering a written notice of revocation to the Secretary of the Company at any time before the proxy is exercised,

•	by executing another proxy that bears a later date, which is voted at the 2004 Annual Meeting or any adjournment or postponement thereof or

•	by voting in person at the 2004 Annual Meeting or any adjournment or postponement thereof.

Attendance at the 2004 Annual Meeting in and of itself does not revoke a prior proxy.

If a stockholder’s shares are held in “street name,” the stockholder must contact such stockholder’s broker to revoke the proxy.

Solicitation of Proxies

All expenses with respect to this solicitation will be paid by the Company. After the initial mailing of this Proxy Statement, directors, officers and other employees of the Company may solicit proxies in person, by telephone, by facsimile or other electronic means. The Company does not reimburse its directors, officers or employees for soliciting proxies. The Company has retained Georgeson Shareholder Communications Inc. to assist in the distribution and solicitation of proxies and has agreed to pay Georgeson Shareholder Communications Inc. $7,500 plus out-of-pocket expenses for these services. The Company reimburses brokers and other nominees for reasonable expenses incurred in sending materials to and obtaining voting instructions from their principals.

The extent to which proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. Stockholders are encouraged to submit their proxies without delay.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

The Company’s Board of Directors proposes for election as directors of the Company the following nominees: Samuel Zell, George S. Wiedemann, Adam M. Aron, Peter C.B. Bynoe, Herbert M. Gardner, Raymond A. Gross, F. Philip Handy, Harold I. Shain, John A. Ward III and Lester Wunderman, each of whom is currently a director of the Company.

Nominees for Election

The following table contains information as of April 1, 2004 relating to the nominees for election to the Company’s Board of Directors. The Company’s Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve as a director of the Company. If a nominee is unwilling or unable to serve as a director of the Company, the persons named on the proxy card will vote for the other nominees and may vote for a substitute for such nominee. The Company’s Board of Directors may also choose to reduce the number of directors to be elected at the 2004 Annual Meeting.

There are no family relationships among the nominees or between the nominees and any of the Company’s executive officers. Also, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was or is to be selected as a director or nominee.

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company
Samuel Zell	Mr. Zell is the Chairman of the Company. Mr. Zell has served as Chairman of Equity Group Investments, L.L.C., a private investment company, since 1999 and had been Chairman of the Board of its predecessor Equity Group Investments, Inc., a private investment company, for more than five years. Mr. Zell was the Chief Executive Officer of Equity Office Properties Trust, an equity real estate investment trust primarily focused on office holdings, from April 2002 to April 2003, and from April 2002 to November 2002, Mr. Zell was President of Equity Office Properties Trust. For more than five years,

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company
Mr. Zell has been Chairman of the Board of Trustees of Equity Office Properties Trust, Equity Residential, an equity real estate investment trust primarily focused on multi-family residential properties, and Manufactured Home Communities, Inc., an equity real estate investment trust primarily focused on manufactured home communities. Mr. Zell is also Chairman of the Board of Danielson Holding Corporation, a holding company for insurance, marine transportation and waste-to-energy businesses. Since July 2002, Mr. Zell has been Chief Executive Officer of Danielson Holding Corporation. Mr. Zell has announced his intention to step down as Chief Executive Officer and as a director of Danielson Holding Corporation prior to December 31, 2004.

Directorships: Anixter International, Inc. (chair), Capital Trust, Inc. (chair), Manufactured Home Communities, Inc. (chair), Equity Office Properties Trust (chair), Equity Residential (chair) and Danielson Holding Corporation (chair)

Age: 62

Director since: 2002

George S. Wiedemann	Mr. Wiedemann became President and Chief Executive Officer of the Company in September 2002. From October 2000 to September 2002, Mr. Wiedemann was the Chairman of the Board and Chief Executive Officer of Responsys Inc., a provider of online direct marketing technology. Prior to that, Mr. Wiedemann was Chairman of the Board and Chief Executive Officer of GreyDirect Marketing Group, Inc., a direct marketing agency he founded in 1979 that specializes in multimedia direct response advertising. Mr. Wiedemann serves on the Board of the Direct Marketing Association and was Chairman in 1999.

Age: 59 Director since: 1998

Adam M. Aron	Mr. Aron has been Chairman and Chief Executive Officer of Vail Resorts, Inc., an owner and operator of ski resorts, lodging properties and other real estate, since July 1996.

Directorships: Nextel Partners, Inc. and Vail Resorts, Inc. Age: 49 Director since: 2004

Peter C.B. Bynoe	Mr. Bynoe joined the law firm of Piper Rudnick, LLP as a partner in 1995 and currently serves on the firm’s management committee. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. He also serves as Chairman of the Chicago Plan Commission, an advisory commission to the Chicago Department of Planning and Development.

Committees: Corporate Governance Age: 53 Director since: 2003

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company

Herbert M. Gardner	Mr. Gardner is Executive Vice President of Barrett-Gardner Associates, a merchant and investment banking firm that he founded in October 2002. From 1983 to 2002, Mr. Gardner was a Senior Vice President of Janney Montgomery Scott LLC (and predecessors), an investment banking firm. Mr. Gardner is one of the Company’s founders.

Directorships: Nu Horizons Electronics Corp., TGC Industries, Inc., Hirsch International Corp., Co-Active Marketing Group, Inc. and Supreme Industries, Inc. (chair)

Committees: Audit

Age: 64

Director since: 1983

Raymond A. Gross

Mr. Gross has been the Chief Executive Officer and a director of Security Associates International, Inc., a security alarm services provider, since August 2001. From March 2000 to June 2001,

Mr. Gross was Chief Executive Officer and a director of Davel Communications, Inc., a communications service provider, and from January 1998 to March 2000, Mr. Gross was President of OneSource, a facilities services provider and a subsidiary of Carlisle Holdings Limited.

Committees: Audit Age: 54 Director since: 2001

F. Philip Handy	Mr. Handy has been Chairman and Chief Executive Officer of Winter Park Capital Company, a private investment firm he founded in 1980. He has also been Chief Executive Officer of Strategic Industries, a private global manufacturing company, since October 2001. From 1996 through 1999, he was a Managing Director of Equity Group Investments, Inc., a private investment company.

Directorships: Anixter International, Inc. and WCI Communities Inc. Committees: Compensation; Corporate Governance Age: 59 Director since: 1998

Harold I. Shain	Mr. Shain has been the President and Chief Operating Officer of Newsweek, Inc., a weekly news magazine company, since March 1998. Mr. Shain has held various positions at Newsweek since 1986.

Committees: Audit; Compensation Age: 50 Director since: 2003

Name	Business Experience, Other Public Company Directorships Held, Age, Company Board of Director Committee Memberships and Period Served as a Director of the Company

John A. Ward III	Mr. Ward retired in September 2000 after serving as Chairman and Chief Executive Officer of American Express Bank, a financial services provider, and President of the Travelers Cheque Group, an issuer of currency alternatives for travelers, since January 1996. Mr. Ward formerly served as Executive Vice President of The Chase Manhattan Bank, a financial services provider and as Chief Executive Officer of Chase Bankcard Services. He currently serves as a director of Primus Financial Products, LLC.

Directorships: CoActive Marketing Group, Inc. Committees: Audit; Corporate Governance Age: 57 Director since: 2000

Lester Wunderman	Mr. Wunderman is founder and Chief Executive Officer of Wunderman, L.L.C., a marketing consulting company. From 1988 through 1998, he was Chairman of the Board of Wunderman Cato Johnson, a direct marketing advertising agency that he founded in 1958, and a director of Dentsu Wunderman Direct, an affiliated company in Japan. From 1958 until 1988 he served as President of Wunderman Cato Johnson. He serves as Chairman of the Board of Directors of i-Behavior Inc., an electronic commerce direct marketing database services company. Mr. Wunderman also serves on the Board of Directors of the Sesame Workshop. He was formerly a director of The Advertising Council and of the Direct Marketing Association. He was Secretary-Treasurer of the American Association of Advertising Agencies and a member of its Operations Committee and Board of Directors.

Committees: Corporate Governance Age: 83 Director since: 1998

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES.

PROPOSAL NO. 2:

2004 LONG-TERM INCENTIVE PLAN

General

The Company’s stockholders are being asked to consider and vote on the 2004 Plan, which has been adopted by the Company’s Board of Directors as an amendment and restatement of the 1996 Plan. Subject to approval by the Company’s stockholders, the 2004 Plan will succeed and replace the 1996 Plan. The Company’s Board of Directors considers the 2004 Plan to be in the best interests of the Company and its stockholders and recommends that the Company’s stockholders vote “FOR” approval of the 2004 Plan. The complete text of the 2004 Plan is contained in Annex A to this Proxy Statement.

The 2004 Plan is substantially the same as the 1996 Plan, except in the following respects:

1. The number of shares of Common Stock that may be subject to all outstanding awards under the 2004 Plan, determined immediately after the grant of any award, may not exceed 4,540,000 shares. Under the 1996 Plan, this limit is 3,505,966 shares.

2. Like the 1996 Plan, the 2004 Plan permits the compensation committee of the Company’s Board of Directors (the “Compensation Committee”) to grant awards that are subject to performance goals established by the Compensation Committee. If the performance criteria used by the Compensation Committee have been approved by the Company’s stockholders, then the awards can be exempt from the $1,000,000 tax deduction limit that otherwise applies to the Company with respect to compensation paid to certain senior officers. The 2004 Plan clarifies that the approved performance criteria may include earnings before interest, taxes, depreciation and amortization.

3. The 2004 Plan clarifies the alternative methods of treating outstanding awards in a corporate transaction. The 2004 Plan authorizes the Company’s Board of Directors to convert some or all awards into awards in the stock of the successor corporation, to cancel some or all awards in exchange for a cash payment and/or to cancel some or all awards in exchange for the issuance of stock in the successor corporation.

4. In order to meet new American Stock Exchange requirements, the 2004 Plan will automatically terminate ten years after the date it is approved by the Company’s stockholders.

5. The 2004 Plan clarifies that equity-based compensation for non-employee directors is at the discretion of the Company’s Board of Directors. Under the 1996 Plan, the Company’s Board of Directors has such discretion. However, the 1996 Plan provides for automatic grants to non-employee directors of shares of Common Stock and options to purchase shares of Common Stock, and the 1996 Plan specifies certain terms of such options.

The 1996 Plan was initially adopted by the Company’s Board of Directors on January 19, 1996 and was approved by the Company’s stockholders on March 20, 1996.

As of April 1, 2004, 476,518 shares of Common Stock were available for issuance under the 1996 Plan (not including the increase in shares subject to stockholder approval at the 2004 Annual Meeting). Options to purchase 2,880,125 shares of Common Stock granted pursuant to the 1996 Plan were outstanding as of that date.

Summary of the 2004 Plan

The following is a brief description of the material features of the 2004 Plan. Because this is a summary of the material features of the 2004 Plan, it may not contain all of the information that may be important to stockholders. The Company’s stockholders should read the entire Proxy Statement and Annex A carefully before deciding how to vote.

Purpose. The purpose of the 2004 Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward directors, officers and other key employees of the Company and its subsidiaries, and consultants providing services of substantial value to the Company, and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

Shares Available and Award Limitations. Under the 2004 Plan, a maximum of 4,540,000 shares of Common Stock may be subject to outstanding awards at any point in time. Shares of Common Stock delivered under the 2004 Plan may be authorized and unissued shares or treasury shares. The 2004 Plan limits the awards that may be granted to any one participant in a given calendar year in order to qualify such awards as “performance-based compensation” not subject to the $1,000,000 limit on deductibility under Section 162(m) of the Internal Revenue

Code of 1986, as amended (the “Code”). Under this annual per person limitation, no participant may in any calendar year be granted awards under the 2004 Plan with respect to more than 250,000 shares of Common Stock nor be paid in connection with awards amounts of cash that exceed the greater of the fair market value of 250,000 shares of Common Stock at the date of grant or the date of settlement of the award. Under the 2004 Plan, no more than 2,505,966 shares of Common Stock may be issued upon the exercise of all options that qualify as “incentive stock options,” within the meaning of Section 422 of the Code. The exercise price, the number and kind of shares subject to outstanding awards and the share limitations under the 2004 Plan may be adjusted in the event of certain corporate events that affect the capitalization of the Company, including a dividend or other distribution, recapitalization, reorganization, merger, spin-off, repurchase and share exchange.

On April 1, 2004, the closing price per share of Common Stock on the American Stock Exchange was $10.37 per share.

Eligibility. Directors, executive officers and other key employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company deemed by the Compensation Committee to be of substantial value to the Company, are eligible to be granted awards under the 2004 Plan. As of April 1, 2004, nine non-employee directors and approximately 70 employees were eligible to participate in the 2004 Plan.

Administration. The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to designate participants, determine the types and number of awards to be granted, set terms and conditions of awards, prescribe forms of award agreements, interpret the 2004 Plan, adopt and construe rules and regulations relating to the 2004 Plan and make all other decisions and determinations necessary or advisable for the administration of the 2004 Plan. The full board of directors performs the functions of the Compensation Committee with respect to awards granted to members of the Compensation Committee.

Stock Options and SARS. The Compensation Committee may grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights (“SARs”) entitling the participant to receive, upon the exercise of such SARs, the excess of (A) the fair market value of a share of Common Stock on the date of exercise (or other date specified by the Compensation Committee) over (B) the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Compensation Committee provided that the exercise price of an ISO generally may not be less than the fair market value of shares of Common Stock on the date of grant. The maximum term of each option or SAR will be fixed by the Compensation Committee. However, no ISO or SAR granted in tandem with an ISO may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, shares of Common Stock or pursuant to certain other arrangements such as a “cashless exercise” program.

Restricted and Deferred Stock. The Compensation Committee may grant restricted stock and deferred stock. Restricted stock is an award of shares of stock that are subject to restrictions on transferability and that may be forfeited and reacquired by the Company in the event of termination of employment in certain circumstances prior to the end of a restriction period established by the Compensation Committee. A restricted stock award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends on the shares, unless otherwise determined by the Compensation Committee. An award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of termination of employment in certain circumstances prior to the end of the applicable deferral period or portion thereof to which forfeiture conditions apply. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership (although dividend equivalents may be granted, as discussed below).

Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive cash, shares of Common Stock, other awards or other property equal in value to dividends paid on a specific number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award.

Other Stock-Based Awards, Bonus Stock and Awards in Lieu of Cash Obligations. In order to enable the Company to respond to material developments in tax regulations, accounting principles, securities laws and other legislation and regulations, and to trends in executive compensation practices, the 2004 Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued by reference to or otherwise based on, or related to, shares of Common Stock and factors that may influence the value of shares of Common Stock. The Compensation Committee will determine the terms and conditions of such awards. In addition, the Compensation Committee is authorized to grant shares of Common Stock as a bonus or to grant shares of Common Stock or other awards in lieu of obligations of the Company to pay cash under other plans or compensatory arrangements.

Other Terms of Awards. Awards may be made in a single payment, single transfer or in installments, and awards may be settled in cash, shares of Common Stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the distribution of all or part of an award. The 2004 Plan authorizes the Compensation Committee to place shares or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2004 Plan. Awards and other rights granted under the 2004 Plan may not be pledged or otherwise encumbered and are not transferable except upon the participant’s death.

The Compensation Committee may require achievement of preestablished performance targets as a condition of awards becoming exercisable or settleable under the 2004 Plan. Awards intended to comply with Section 162(m) of the Code (so that payments with respect to such awards will be fully deductible by the Company) may be conditioned on business criteria selected from among the following: (i) annual return on capital; (ii) annual earnings per share; (iii) annual cash flow provided by operations; (iv) changes in annual revenues; (v) earnings before interest, taxes, depreciation and amortization and (vi) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets and goals relating to acquisitions or divestitures as specified by the Compensation Committee.

Awards under the 2004 Plan are generally granted for no consideration other than services provided to the Company.

Vesting, Forfeitures and Acceleration. The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, circumstances in which termination of employment will result in forfeiture of awards, the post-termination exercise periods of options and similar awards and the events that will result in acceleration of exercisability or vesting and the lapsing of restrictions or the expiration of deferral periods on any award. Unless otherwise provided by the Compensation Committee, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability of an award will immediately lapse upon a change in control of the Company, as defined in the 2004 Plan.

Treatment of Awards in Corporate Transactions. In the event of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the Company’s assets, the Company’s Board of Directors may require some or all of the outstanding awards under the 2004 Plan to be converted into awards with respect to the stock of the corporation surviving or resulting from the corporate transaction (or its parent corporation), with an appropriate adjustment to the terms of such awards. The Company’s Board of Directors also may require some or all of the outstanding awards to be surrendered to the Company in exchange for the payment to the participant of cash or the delivery to the participant of shares of stock of the corporation surviving or resulting from the corporate transaction (or its parent corporation), or some combination of cash or shares, in an amount or having a value not less than the amount determined by multiplying the number of shares subject to the surrendered award by the excess of the highest per share price offered to holders of shares of Common Stock in the corporate transaction over the exercise price, if any.

Amendment and Termination of the 2004 Plan. The Company’s Board of Directors may amend, alter, suspend, discontinue or terminate the 2004 Plan or the Compensation Committee’s authority to grant awards under the 2004 Plan without the consent of the Company’s stockholders or participants. However, stockholder approval must be obtained if required by any federal or state law or regulation or under the rules of any stock exchange or automated quotation system on which shares of Common Stock are then listed or quoted. Unless earlier terminated by the Company’s Board of Directors, the 2004 Plan will terminate as of the tenth anniversary of the date the 2004 Plan is approved by the Company’s stockholders. If the 2004 Plan is not approved by the Company’s stockholders, it will be null and void, and the 1996 Plan will remain in effect.

Participation in the 2004 Plan. Except for awards automatically granted to non-employee directors, the grant of awards under the 2004 Plan to eligible participants thereunder is subject to the discretion of the Compensation Committee. As of the date of this Proxy Statement, there has been no determination by the Compensation Committee with respect to future awards under the 2004 Plan. Accordingly, future awards (other than automatic grants to non-employee directors) are not determinable. Moreover, neither the dollar value nor the number of options to purchase shares of Common Stock that will be received by or allocated to non-employee directors under the 2004 Plan is determinable as of the date of this Proxy Statement because the number of options issued to non-employee directors each quarter and the value of the annual grant of options to purchase 10,000 shares of Common Stock depend on the price of shares of Common Stock on the date of issuance or grant.

If the 2004 Plan had been in effect during 2003, the benefits or amounts that would have been received by or allocated to any person or group of persons other than non-employee directors is not determinable because the grant of awards under the 2004 Plan is subject to the discretion of the Compensation Committee. If the 2004 Plan had been in effect during 2003, non-employee directors would have received options to purchase 60,000 shares of Common Stock and deferred stock awards totaling 22,372 shares of Common Stock—the same number of options to purchase shares of Common Stock that they received in 2003 under the 1996 Plan.

U.S. Federal Income Tax Implications of the 2004 Plan. The following is a brief description of the U.S. federal income tax consequences generally arising with respect to awards that may be granted under the 2004 Plan. This discussion is intended for the information of the Company’s stockholders considering how to vote at the 2004 Annual Meeting and not as tax guidance to participants in the 2004 Plan.

The grant of an option or SAR will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise over the exercise price of the stock option or purchase right, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash received or the fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

A participant’s disposition of shares acquired upon the exercise of an option, other stock-based award or SAR in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon the exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

With respect to awards granted under the 2004 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards that may be settled in either stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within 30 days of the receipt of the shares or other property.

The foregoing provides only a general description of the application of federal income tax laws to some types of awards under the 2004 Plan. Different tax rules may apply with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute, upon exercise of a derivative security within six months after the exempt grant of such derivative security under the 2004 Plan or in other kinds of transactions under the 2004 Plan (such as the payment of the exercise price of an option by surrender of previously acquired shares of Common Stock). The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local or foreign tax laws. Because of the variety of awards that may be made under the 2004 Plan and the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1,000,000. Compensation that qualifies as “performance-based compensation” is excluded from the $1,000,000 deductibility limit and, therefore, remains fully deductible by the company that pays it. The Company intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant and other awards the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above) will qualify as such “performance-based compensation,” although other awards under the 2004 Plan will not qualify.

Recommendation

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2004 PLAN.

BOARD OF DIRECTOR MEETINGS AND COMMITTEES OF

BOARD OF DIRECTORS

In 2003, the Company’s Board of Directors held six meetings. Each director attended at least 75% of the aggregate number of meetings held by the Company’s Board of Directors and any committee on which such director served during the period in which the director served on the Company’s Board of Directors or on any such committee except that Lester Wunderman attended one-half of the meetings of the Board of Directors, Lester Wunderman attended two-thirds of the meetings of the corporate governance committee, Lester Wunderman did not attend the meetings of the compensation committee in the period during which he served on that committee and Harold I. Shain attended two-thirds of the meetings of the audit committee held after he joined that committee. A description of the Company’s policy with regard to directors’ attendance at annual meetings and information regarding the number of the Company’s directors who attended the 2003 Annual Meeting of Stockholders are contained on the Company’s website at http://www.rewardsnetwork.com

The Company’s Board of Directors has three standing committees, the names and responsibilities of which are described below.

Audit Committee. The responsibilities of the audit committee include appointing the Company’s independent auditors, determining their compensation, overseeing the Company’s accounting and financial reporting processes and controls, overseeing audits of the Company’s financial statements and resolving any disagreements about financial reporting between the Company’s management and the Company’s independent auditors. The audit committee also discusses with the Company’s management and the Company’s independent auditors the accounting principles and practices used by the Company and pre-approves all auditing and non-auditing services to be provided to the Company by the Company’s independent auditors. During 2003, the audit committee consisted of Herbert M. Gardner, Raymond A. Gross, Harold I. Shain (beginning in July 2003) and John A. Ward III. Each member of the audit committee is “independent” as defined by the listing standards of the American Stock Exchange. In addition, the Company’s Board of Directors has determined that Raymond A. Gross is an “audit committee financial expert” as defined by the Securities and Exchange Commission. The audit committee met nine times in 2003.

In 2003, the audit committee recommended to the Company’s Board of Directors that the audit committee charter be revised, and the revised charter was then approved by the Company’s Board of Directors. A copy of the revised charter is attached as Annex B to this Proxy Statement.

Compensation Committee. The compensation committee reviews and monitors the Company’s employee and management compensation and benefit plans and policies, reviews and approves the compensation of the Company’s executive officers, approves grants of equity-based compensation and recommends to the Company’s Board of Directors such changes to the Company’s compensation plans and programs as the compensation committee determines are appropriate. In addition, the compensation committee reviews and approves for the Company’s chief executive officer and, as appropriate, the Company’s other executive officers employment agreements, severance arrangements and change in control arrangements. In 2003, F. Philip Handy, Sheli Z. Rosenberg, Harold I. Shain (beginning in July 2003) and Lester Wunderman (from January 2003 to May 2003) served on the compensation committee. The compensation committee met six times in 2003.

Corporate Governance Committee. The corporate governance committee assists the Company’s Board of Directors by identifying and recommending individuals qualified to become members of the Company’s Board of Directors, developing and recommending to the Company’s Board of Directors the corporate governance guidelines applicable to the Company, providing oversight of the corporate governance affairs of the Company’s Board of Directors and the Company and reviewing and approving non-employee director compensation. A current copy of the corporate governance committee charter is available on the Company’s website at http://www.rewardsnetwork.com. Each member of the corporate governance committee is “independent,” as defined by the listing standards of the American Stock Exchange. In 2003, Peter C.B. Bynoe (beginning in July 2003), F. Philip Handy, John A. Ward III and Lester Wunderman served on the corporate governance committee. The corporate governance committee met six times in 2003.

SELECTION OF DIRECTOR NOMINEES

The Company’s Board of Directors is responsible for selecting its own members. However, the Company’s Board of Directors has delegated to the corporate governance committee the initial screening process for the selection of new directors and the renomination of directors, and the Company’s Board of Directors has determined that, effective following the 2004 Annual Meeting, a separate nominating committee will be formed to perform this function.

The corporate governance committee considers director candidates suggested by its members and other members of the Company’s Board of Directors, as well as management and stockholders. Once the corporate governance committee has identified a prospective nominee, the corporate governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the corporate governance committee with the recommendation of the prospective nominee, as well as the corporate governance committee’s own knowledge of the prospective nominee, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional members of the Company’s Board of Directors to fill vacancies or expand the size of the Company’s Board of Directors and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the corporate governance committee determines that additional consideration is warranted, it may request that a third-party search firm gather additional information about the prospective nominee’s background and experience and report its findings to the corporate governance committee. The corporate governance committee then evaluates the prospective nominee against the criteria established by the corporate governance committee and the Company’s Board of Directors.

The corporate governance committee’s current criteria for nominating directors include diversity, experience, skills and the ability to act on behalf of stockholders, and the corporate governance committee considers such other relevant factors as it deems appropriate, including the current composition of the Company’s Board of Directors, the balance of management and independent directors, the need for audit committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the corporate governance committee determines whether or not to interview the prospective nominee, and if warranted, one or more members of the corporate governance committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the corporate governance committee makes a recommendation to the Company’s Board of Directors as to the persons who should be nominated by the Company’s Board of Directors, and the Company’s Board of Directors determines the nominees after considering the recommendation and report of the corporate governance committee and after considering the prospective nominees’ core competencies, knowledge, experience, diversity, leadership, integrity, ability to understand the Company’s business and willingness to devote adequate time to duties of the Company’s Board of Directors.

As mentioned above, the Company’s Board of Directors has determined that, following the 2004 Annual Meeting, the nominating committee, rather than the corporate governance committee, will handle the initial screening process for the selection of new directors and the renomination of directors. The nominating committee will consider stockholders’ nominees for the Company’s Board of Directors. A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 45 and 75 days prior to April 12, 2005. If the date of the 2005 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 25, 2005, stockholders are required to submit a notice of nomination not later than the close of business on the later of the 90th day prior to the date of the 2005 Annual Meeting or the tenth day following the day on which the meeting date is announced.

DIRECTOR COMPENSATION

Under the 1996 Plan, non-employee directors are entitled to receive $30,000 per year, payable quarterly in shares of Common Stock. In addition, on the first trading day after each annual meeting of the Company’s stockholders, non-employee directors are entitled to receive options to purchase 10,000 shares of Common Stock, with an exercise price equal to the closing price per share of Common Stock on the American Stock Exchange on the date of grant. Each option granted to non-employee directors vests one year from the date of grant and has a term of ten years from the date of grant.

Directors are not entitled to receive any additional compensation for being members of any board committees or for attending any board or committee meetings, and directors who are employees of the Company are not entitled to receive any compensation for their services to the Company’s Board of Directors.

If the 2004 Plan is approved by the Company’s stockholders at the 2004 Annual Meeting, the Company’s Board of Directors has determined that, until the Company’s Board of Directors acts to adjust non-employee director compensation, non-employee directors will be entitled to receive the same amount of compensation, and on the same terms, as specified in the 1996 Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2003, F. Philip Handy, Sheli Z. Rosenberg and Harold I. Shain served as members of the compensation committee, and Mr. Handy and Mr. Shain currently serve as members of the compensation committee. No member of that committee is or has been an officer or employee of the Company, and none had any interlocking relationship with any other entity of the type that would be required to be disclosed in this Proxy Statement.

Since 1997, the Company has retained the services of Equity Group Investments, L.L.C. to perform investment and other financial advisory services for it. Until May 2003, Sheli Z. Rosenberg was Vice Chairperson of Equity Group Investments and its predecessor, and until March 2004, Ms. Rosenberg served on the compensation committee of the Company’s Board of Directors. The Company believes that the services provided by Equity Group Investments to the Company have been on terms no less favorable to the Company than could have been obtained from other independent parties. In 2003, the Company paid fees and expenses to Equity Group Investments in the amount of $250,000 for investment and other financial advisory services, and, as of the date of this Proxy Statement, the Company anticipates paying fees and expenses to Equity Group Investments in the amount of $250,000 for such services in 2004.

COMMUNICATIONS WITH SECURITY HOLDERS

The Company’s Board of Directors provides a process for security holders to send communications to the Company’s Board of Directors. For a description of the manner in which security holders may send communications to the Company’s Board of Directors and a description of the Company’s process for determining which communications will be relayed to the members of the Company’s Board of Directors, visit the Company’s website at http://www.rewardsnetwork.com.

COMPENSATION COMMITTEE REPORT

The Company’s executive compensation program is designed to help attract, retain and motivate the highly qualified personnel needed to manage the Company’s business and affairs. To meet these goals, the Company has implemented a compensation program with the following components:

•	base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities and contributions of each individual executive officer;

•	short-term incentives, such as cash bonuses, that are based on the financial performance of the Company, the performance of the individual executive officer and the contribution of the individual executive officer to the Company’s performance; and

•	long-term incentives, such as stock option awards, that balance the executive officer’s short- and long-term perspectives and provide rewards consistent with stockholder returns.

In establishing compensation, the compensation committee considers the factors mentioned above as well as the internal equity of the Company’s compensation relationships, the overall competitive environment for executives, the level of compensation necessary to attract and retain executive talent and, where appropriate, the recommendations of professional compensation consultants and management. The compensation committee believes that the overall compensation levels for the Company’s executive officers should reflect competitive levels of compensation for comparable positions in similarly sized companies over the long term.

Salary and bonus. Salary is paid for ongoing performance throughout the year. Bonuses are paid in February for prior year performance and are based upon the compensation committee’s evaluation of each executive officer’s individual performance in the prior year and the Company’s achievement of certain net income objectives, all in the context of the compensation committee’s assessment of the overall performance of the Company. This includes an assessment of the executive officer’s achievement of substantive Company and personal objectives. Awards paid are based primarily on the Company’s actual financial performance. During the fiscal year ended December 31, 2003, the Company awarded $1,379,981 in bonuses to executive officers of the Company.

Stock options. The compensation committee considers stock options, when used with an appropriate holding period, to be an extremely effective incentive for executive officers and other key employees. Stock options encourage executive officers to remain with the Company because they vest over a period of years. In addition, stock options link executive compensation with the Company’s performance because the executive officer receives gains only when the Company’s stock price rises for all stockholders.

Each stock option permits the executive officer, generally for a period of ten years, to purchase one share of the Company’s common stock from the Company at the market price of the Company’s common stock on the date of grant. Stock options granted during 2003 will generally become exercisable in four equal installments, beginning one year after they were granted.

The stock option grants made to the Company’s executive officers in 2003 reflect the past contributions of the individual, the individual’s ability to affect the Company’s profitability, the scope of the individual’s responsibilities, the need to retain the individual’s services over time and management’s assessments and recommendations.

Chief Executive Officer Compensation

Mr. Wiedemann’s total compensation for 2003 was determined pursuant to the terms of his September 2002 employment agreement with the Company, as described in “Employment and Change in Control Agreements” on page 18. The components of Mr. Wiedemann’s compensation under that agreement were established using substantially the same criteria used to determine compensation for other executive officers, discussed at the beginning of this report. The options to purchase the Company’s common stock that the Company granted to Mr. Wiedemann during 2003 are intended to align Mr. Wiedemann’s interests with those of stockholders, tying a meaningful portion of his compensation to the Company’s performance.

Compliance with Internal Revenue Code Section 162(m)

United States federal tax laws limit the deduction a publicly held Company is allowed for compensation paid to certain executive officers. Generally, amounts paid in excess of $1,000,000 to a covered executive, other than performance-based compensation, may not be deducted. The compensation committee considers ways to maximize the deductibility of executive compensation but intends to retain the discretion the compensation committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

THE COMPENSATION COMMITTEE

Sheli Z. Rosenberg (chair)

F. Philip Handy

Harold I. Shain

January 28, 2004

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

The following table contains information regarding compensation earned during the last three fiscal years by the Company’s Chief Executive Officer and the other persons whose compensation is required to be disclosed for up to three calendar years in which they served as executive officers of the Company.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation ($)
George S. Wiedemann (1)	2003	500,000	447,000	—		1,000,000		5,997	(7)
President and Chief Executive	2002	112,389	—	—		10,000	(6)	417	(8)
Officer	2001	—	—	—		—		—

Edward S. Gnatiuk (2)	2003	219,615	77,443	—		25,000		—
Former Vice President and Chief	2002	203,347	142,500	—		40,000		—
Information Officer	2001	105,309	21,827	—		45,000		—
Rewards Network Establishment Services Inc.

Gerald J. Hughes	2003	232,269	132,718	—		20,000		5,971	(7)
Executive Vice President and	2002	210,000	187,500	41,051	(4)	10,000		4,685	(7)
Chief Operating Officer, Dining	2001	205,385	95,485	—		—		4,974	(7)
Rewards Network Establishment Services Inc.

Stephen E. Lerch (3)	2003	273,327	174,010	—		40,000		5,997	(7)
Former Executive Vice President	2002	262,500	277,500	—		20,000		—
and Chief Operating Officer, Dining Rewards Network Establishment Services Inc.	2001	240,192	115,927	—		50,000		—

Gregory J. Robitaille	2003	258,804	124,913	157,815	(5)	20,000		2,364	(7)
Executive Vice President,	2002	228,900	187,500	—		10,000		3,217	(7)
Corporate Development	2001	215,077	90,900	—		50,000		3,618	(7)
Rewards Network Establishment Services Inc.

(1)	Mr. Wiedemann became President and Chief Executive Officer of the Company in September 2002. See “Employment and Change in Control Arrangements” for a description of Mr. Wiedemann’s employment agreement with the Company.
(2)	Effective January 15, 2004, Mr. Gnatiuk resigned from the Company.
(3)	Effective January 14, 2004, Mr. Lerch resigned from the Company.
(4)	Represents $29,051 transitional housing allowance and $1,000 per month car allowance.
(5)	Represents executive relocation expenses including closing costs of $113,365 incurred in connection with the sale and purchase of Mr. Robitaille’s primary residence.
(6)	Represents options granted as compensation to Mr. Wiedemann for serving on the Company’s Board of Directors prior to his hire in September 2002.
(7)	Represents employer 401(k) match.
(8)	Represents $417 in California State Disability Insurance payments made by the Company on behalf of Mr. Wiedemann.

Options Granted

Shown below is further information regarding options to purchase shares of Common Stock that were granted in 2003 to the individuals named in the summary compensation table.

OPTION GRANTS IN 2003

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%	10%
George S. Wiedemann	1,000,000	50.45	9.58	2/5/13	6,024,811	15,268,053
Edward S. Gnatiuk	25,000	1.26	8.00	4/14/13	125,779	318,748
Gerald J. Hughes	20,000	1.01	8.00	4/14/13	100,623	254,999
Stephen E. Lerch	40,000	2.02	8.00	4/14/13	201,246	509,998
Gregory J. Robitaille	20,000	1.01	8.00	4/14/13	100,623	254,999

(1)	All options were granted pursuant to the 1996 Plan other than 750,000 options granted to Mr. Wiedemann, and all options vest at a rate of 25% per year.

Aggregated Option Exercises in 2003 and Year-End Option Values

The following table reflects options exercised in 2003, and the value of options at December 31, 2003 held, by the individuals named in the summary compensation table.

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options Held at 12/31/03 (#)		Value of Unexercised In-The-Money Options at 12/31/03 ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
George S. Wiedemann	—	—	303,000	750,000	541,475	810,000
Edward S. Gnatiuk	32,500	397,083	—	77,500	—	414,650
Gerald J. Hughes	25,000	298,275	127,500	77,500	1,034,075	503,425
Stephen E. Lerch	—	—	178,750	111,250	1,221,419	616,256
Gregory J. Robitaille	—	—	227,500	102,500	1,836,013	702,738

(1)	Value realized is determined by subtracting the exercise price from the fair market value on the date of exercise. Fair market value is the closing price per share of Common Stock on the American Stock Exchange as of December 31, 2003.
(2)	The value of unexercised options is determined by subtracting the exercise price from the fair market value on December 31, 2003. Fair market value is $10.66, the closing price per share of Common Stock on the American Stock Exchange as of December 31, 2003.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category:	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	3,080,550	6.15	319,343
Equity compensation plans not approved by security holders (2)	900,000	8.48	—

Total	3,980,550	6.68	319,343

(1)	The total number of shares of Common Stock that may be subject to outstanding awards granted under the 1996 Plan, determined immediately after the grant of any award, may not exceed 3,505,966 shares. Does not include 142,573 shares issued as deferred stock awards to directors as compensation for serving on the Company’s Board of Directors. Includes options to purchase 36,500 shares of Common Stock under the Company’s 1987 Stock Option and Rights Plan.
(2)	Includes options to purchase 750,000 shares of Common Stock granted to the Company’s Chief Executive Officer in 2003 at an exercise price of $9.58 per share, vesting with respect to 25 percent of the underlying shares each of the first four years the options are outstanding and expiring in 2013. Also includes fully vested options to purchase 150,000 shares of Common Stock granted to a member of the Company’s Board of Directors in 2001 at an exercise price of $3.00 per share, expiring in 2011.

Employment and Change in Control Arrangements

The following is a summary of the employment arrangements with the individuals named in the summary compensation table. The employment agreements of each of the officers listed below (other than Mr. Lerch) contain confidentiality provisions, and the employment agreements of each of the officers listed below (other than Mr. Lerch and Mr. Robitaille) contain non-competition provisions that survive for one year following voluntary or involuntary termination.

George S. Wiedemann. In connection with the hiring of George S. Wiedemann as President and Chief Executive Officer in September 2002, the Company entered into an employment agreement with Mr. Wiedemann. Under his employment agreement, Mr. Wiedemann is entitled to a base salary of $500,000 (subject to annual review), an annual cash bonus opportunity of up to 100% of his base salary and an option to purchase 1,000,000 shares of Common Stock at an exercise price of $9.58 per share, vesting ratably on September 30 of each of the first four years of Mr. Wiedemann’s employment.

Except as described below, upon termination of Mr. Wiedemann’s employment, all of his unvested options to purchase Common Stock will terminate. If Mr. Wiedemann’s employment is terminated for any reason other than Cause (as defined in the agreement), disability or death, his employment agreement provides for severance payments that include 12 months of his base salary, an amount equal to the average of his annual bonus for the three years preceding his termination and a pro rata portion of his annual bonus based on the portion of active employment for the year. However, if such a termination occurs prior to the second anniversary of his employment, Mr. Wiedemann’s options to purchase shares of Common Stock will vest on a pro rata basis (using the actual period elapsed from his start date to the date of termination divided by two years). As a condition to receiving severance benefits, Mr. Wiedemann has agreed to execute and comply with a termination agreement, including non-competition provisions, a general release of liability and a covenant not to bring any actions against the Company except with respect to compliance with his employment agreement.

Upon a change in control of the Company (as defined in the 1996 Plan), or if Samuel Zell ceases to be Chairman of the Company’s Board of Directors (other than by reason of death or disability) and for one year after such date, Mr. Wiedemann will be entitled to a lump sum severance payment equal to 18 months of his then-current base salary, the greater of the guaranteed bonus for that year or the pro rata portion of the full bonus potential for that year, the vesting of all of his unvested options and participation, for a 12-month period, in employee welfare benefit plans in which he was participating on his termination date.

Edward S. Gnatiuk. In June 2001, Edward S. Gnatiuk became Vice President and Chief Technology Officer of Rewards Network Establishment Services Inc. Pursuant to his June 2001 offer letter, Mr. Gnatiuk was entitled to an annual base salary of $200,000 and the Company’s comprehensive benefits package; was eligible for a bonus in fiscal 2001 of 45% of his base salary; was granted an option to purchase 45,000 shares of Common Stock at an exercise price of $3.62 pursuant to the 1996 Plan; and was entitled to an option to purchase an additional 40,000 shares of Common Stock in January 2002 pursuant to the 1996 Plan. All of such options vest ratably on each of the first four anniversaries of the grant date. Mr. Gnatiuk’s offer letter provides that if he is terminated involuntarily and without cause following a change in control of the Company, the non-competition and non-solicitation provisions of his agreement will be void. Effective January 15, 2004, Mr. Gnatiuk resigned from the Company.

Gerald J. Hughes. Gerald J. Hughes is currently Executive Vice President and Chief Operating Officer, Dining of Rewards Network Establishment Services Inc. Pursuant to his March 2000 offer letter, Mr. Hughes is entitled to an annual base salary of $195,000 (subject to annual review), an annual cash bonus of up to a maximum of 50% of his base salary and options to purchase 200,000 shares of Common Stock (vesting ratably on each of the first four anniversaries of Mr. Hughes’ commencement of employment with the Company). The offer letter also entitles Mr. Hughes to receive all benefits generally available to the Company’s employees.

Except as described below, upon termination of Mr. Hughes’s employment, all of his unvested options to purchase Common Stock will terminate. Mr. Hughes’s offer letter also provides that, in the event of a change in control of the Company (as defined in the 1996 Plan) all of Mr. Hughes’s options to purchase Common Stock will vest, and Mr. Hughes will be entitled to participate, for a 12-month period, in employee welfare benefit plans in which he was participating on his termination date. If Mr. Hughes is terminated within one year after a change in control, he will be entitled to receive a lump sum severance payment equal to 12 months of his then-current base salary.

Stephen E. Lerch. In January 1997, Stephen E. Lerch became the Company’s Chief Financial Officer. Pursuant to his January 1997 offer letter, Mr. Lerch received a signing bonus of $60,000 and was entitled to an annual base salary of $200,000 and a minimum bonus of $15,000 for that year. In addition, under the offer letter, the then President of the Company agreed to recommend to the Company’s Board of Directors that Mr. Lerch be elected Executive Vice President and to recommend that the Company’s stock option committee award him 10,000 shares under the Company’s qualified stock option plan. The offer letter also provided that, within a year after a change in control of the Company, if Mr. Lerch were not offered a comparable position or comparable salary or were asked to relocate, he would be entitled to receive a lump sum payment of $500,000. Effective January 14, 2004, Mr. Lerch resigned from the Company. At that time, Mr. Lerch was serving as Executive Vice President and Chief Operating Officer, Dining of Rewards Network Establishment Services Inc.

Gregory J. Robitaille. Gregory J. Robitaille is currently Executive Vice President, Corporate Development of Rewards Network Establishment Services Inc. Pursuant to his February 2001 offer letter, Mr. Robitaille is entitled to an annual base salary of $218,000 (subject to annual review), a bonus subject to the terms of the senior management bonus program and options to purchase 250,000 shares of Common Stock at an exercise price of $2.50 per share and options to purchase another 50,000 shares of Common Stock at an exercise price of $2.8750 per share, which options vest ratably on each anniversary of the commencement of his employment with the

Company. Mr. Robitaille’s offer letter provides that if Mr. Robitaille’s employment is terminated for any reason other than Cause (as defined in the offer letter), disability or death or if there is a diminution in his duties resulting from a change in control of the Company, he will be entitled to 12 months of his then-current base salary, participation in the senior management bonus pool based on a pro rated year from the date of termination and full options vesting and exercise privileges as provided in the 1996 Plan (except that at least 100,000 of his options will be deemed to be vested at an exercise price of $2.50 per share, expiring on October 23, 2010). In addition, in the event of his termination without cause, or in the event of a change in control of the Company, Mr. Robitaille’s offer letter provides for his continued participation in the Company’s health care plan pursuant to COBRA.

THE AUDIT COMMITTEE REPORT

The audit committee assists the Company’s Board of Directors in overseeing and monitoring the Company’s financial reporting process and the quality of its internal and external audit process.

The audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended December 31, 2003. KPMG LLP, the Company’s independent auditor for 2003, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The audit committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and the audit committee has received from KPMG written disclosures and a letter as required by the Independence Standards Board, Standard No. 1, as amended. The audit committee has also discussed with KPMG the firm’s independence from management and the Company. In considering the independence of KPMG, the audit committee took into account the amount and nature of the fees paid to KPMG for non-audit services, as described below.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond A. Gross (chair)

Herbert M. Gardner

Harold I. Shain

John A. Ward III

January 27, 2004

PERFORMANCE ANALYSIS

The graph below compares five-year returns of Common Stock with those of Standard & Poor’s 600 SmallCap 600 Index (the “S&P SmallCap 600 Index”), Standard & Poor’s 500 Composite Stock Index (the “S&P 500 Index”) and Russell 3,000® Index (the “Russell 3,000 Index”). The figures assume all dividends have been reinvested and an initial investment of $100 on December 31, 1998.

The Company selected the Russell 3,000 Index for purposes of this performance analysis, because the Company does not use a published industry or line of business index and does not believe that it can reasonably identify a peer group. Because the Company joined the S&P SmallCap 600 Index in 2003, information is provided below in order to compare the Company’s performance with that of the S&P SmallCap 600 Index.

	12/31/1998	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003
Rewards Network Inc.	100	118	142	205	501	503
S&P SmallCap 600 Index	100	112	124	131	111	152
S&P 500 Index	100	120	107	93	72	90
Russell 3,000 Index	100	119	109	95	74	95

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table shows, as of April 1, 2004, the ownership of shares of Common Stock by each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, by each director, by each executive officer named in the summary compensation table and by all of the Company’s directors and executive officers as a group. The address of each beneficial owner who is also a director or executive officer of the Company is c/o Rewards Network Inc., 2 North Riverside Plaza, Suite 950, Chicago, Illinois 60606. Except as otherwise specified, each beneficial owner has sole voting power and sole investment power with respect to the securities beneficially owned by such beneficial owner.

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Options and Warrants Exercisable Prior to May 30, 2004		Total Shares	Percent of Total Outstanding (1)
Samstock, L.L.C. EGI-Fund (00) Investors, L.L.C. 2 North Riverside Plaza Chicago, Illinois 60606	3,787,726	(2)	1,759,958	(2)	5,547,684	21.3%

Halmostock Limited Partnership 21 West Las Olas Boulevard Fort Lauderdale, Florida 33301	493,541	(2)	0	(2)	493,541	2.0%

Barclays Entities (as defined below)	1,279,148	(3)	0		1,279,148	5.3%

FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	2,110,880	(4)	0		2,110,880	8.7%

Samuel Zell, Chairman of the Board and Director	4,986	(5)	10,000		14,986	*

George S. Wiedemann, President, Chief Executive Officer and Director	79,116	(6)	303,000		382,116	1.6%

Edward S. Gnatiuk, Former Vice President and Chief Information Officer, Rewards Network Establishment Services Inc.	0		0		0	*

Gerald J. Hughes, Executive Vice President and Chief Operating Officer, Dining, Rewards Network Establishment Services Inc.	6,693		185,000		191,693	*

Stephen E. Lerch, Former Executive Vice President and Chief Operating Officer, Dining, Rewards Network Establishment Services Inc.	0		146,250		146,250	*

Gregory J. Robitaille, Executive Vice President, Corporate Development, Rewards Network Establishment Services Inc.	36,036		353,836		389,872	1.6%

Adam M. Aron, Director	750		0		750	*

Peter C.B. Bynoe, Director	1,916		0		1,916	*

Herbert M. Gardner, Director	252,971	(7)	93,184	(12)	346,155	1.4%

Raymond A. Gross, Director	13,279	(8)	25,000		38,279	*

F. Philip Handy, Director	192,947	(9)	43,000		235,947	1.0%

Name and Address of Beneficial Owner	Number of Shares of Common Stock		Options and Warrants Exercisable Prior to May 30, 2004	Total Shares	Percent of Total Outstanding (1)

Harold I. Shain, Director	1,916		0	1,916	*

John A. Ward III, Director	101,217	(10)	52,418	153,635	*

Lester Wunderman, Director	51,571	(11)	88,000	139,571	*

All directors and executive officers as a group (18 persons)	8,425,192		3,082,146	11,507,338	42.0%

*	Ownership represents less than 1% of the outstanding shares of Common Stock.
(1)	Percentage ownership is based on 24,294,216 shares of Common Stock issued and outstanding as of April 1, 2004, plus the number of shares of Common Stock subject to options and warrants exercisable prior to May 30, 2004 by the person or the aggregation of persons for which such percentage ownership is being determined.
(2)	The number of shares beneficially owned is based, in part, on an amended Schedule 13D filed on September 26, 2003 by EGI-Fund (00) Investors, L.L.C., Halmostock Limited Partnership, Samstock, L.L.C. and SZ Investments, L.L.C. reflecting ownership as of September 26, 2003. According to the amended Schedule 13D, EGI-Fund (00) Investors, L.L.C. has shared voting power and shared dispositive power with respect to all 1,216,437 shares of Common Stock beneficially owned by it; Halmostock Limited Partnership has shared dispositive power with respect to 493,541 shares of Common Stock beneficially owned by it; Samstock, L.L.C. has shared voting power and shared dispositive power with respect to 4,431,247 shares of Common Stock beneficially owned by it; and SZ Investments, L.L.C. has shared voting power and shared dispositive power with respect to all 5,547,684 shares of Common Stock beneficially owned by it. None of the entities has sole voting power or sole dispositive power with respect to any shares of Common Stock beneficially owned by it. SZ Investments, L.L.C. is the managing member of EGI-Fund (00) Investors, L.L.C. and the sole and managing member of Samstock, L.L.C.

Includes (i) 493,541 shares of Common Stock owned by Halmostock Limited Partnership and (ii) 41,039 shares of Common Stock owned by Melvin Chasen and Iris Chasen.

Pursuant to the Amended and Restated Agreement among Stockholders, dated as of March 3, 1998 (the “Chasen Stockholder Agreement”), among Samstock, L.L.C., EGI-Transmedia Investors, L.L.C., Melvin Chasen, Iris Chasen and the Company, Samstock, L.L.C. has shared power to vote or to direct the vote of the 41,039 shares beneficially owned by Mr. and Mrs. Chasen Pursuant to the Stockholders’ Agreement, dated as of March 3, 1998 (the “Halmostock Stockholder Agreement”), among Samstock, L.L.C., EGI-Transmedia Investors, L.L.C., Halmostock Limited Partnership and the Company, Samstock, L.L.C. has shared power to vote or to direct the vote of the 493,541 shares beneficially owned by Halmostock Limited Partnership.

Each of Samstock, L.L.C., Halmostock Limited Partnership, Mr. and Mrs. Chasen and EGI-Fund (00) Investors, L.L.C. has the power to dispose of or to direct the disposition of its shares of Common Stock except that (i) pursuant to the Chasen Stockholder Agreement, Samstock, L.L.C. has the shared power, together with Mr. and Ms. Chasen to dispose of or to direct the disposition of the shares of Mr. and Ms. Chasen and (ii) pursuant to the Halmostock Stockholder Agreement, Samstock, L.L.C. has the shared power, together with Halmostock Limited Partnership to dispose of or to direct the disposition of the shares of Halmostock Limited Partnership. The address of each of EGI-Fund (00) Investors, L.L.C., Samstock, L.L.C. and SZ Investments, L.L.C. is 2 North Riverside Plaza, Chicago, Illinois 60606, and the address of Halmostock Limited Partnership is 21 West Las Olas Boulevard, Fort Lauderdale, Florida 33301.

(3)

The number of shares beneficially owned is based on a Schedule 13G filed on February 17, 2004 by Barclays Global Investors, NA (“Barclays Investors”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, LTD, Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities

Limited, Barclays Capital Inc. (“Barclays Capital”), Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Bank (Suisse) SA and Barclays Private Bank Limited (collectively, the “Barclays Entities”). According to the Schedule 13G, Barclays Investors beneficially owns 711,609 shares of Common Stock and has sole voting power and sole dispositive power with respect to 616,603 shares of Common Stock; Barclays Advisors beneficially owns 399,848 shares of Common Stock and has sole voting power and sole dispositive power with respect to all of such shares; and Barclays Capital beneficially owns 167,691 shares of Common Stock and has sole voting power and sole dispositive power with respect to all of such shares. Also, according to the Schedule 13G, all 1,279,148 shares are held by the Barclay Entities in trust accounts for the economic benefit of the beneficiaries of those accounts. The address of Barclays Investors is Murray House, 1 Royal Mint Court, London EC3N 4HH; the address of Barclays Advisors is 45 Fremont Street, San Francisco, California 94105; and the address of Barclays Capital is 200 Park Avenue, New York, New York 10166.

(4)	The number of shares beneficially owned is based on an amended Schedule 13G filed on February 17, 2004 by FMR Corp. reflecting ownership as of December 31, 2003. According to the amended Schedule 13G, Fidelity Management & Research Company (“Fidelity”) is the beneficial owner of 2,023,380 shares of Common Stock; each of Edward C. Johnson 3d, FMR Corp. (through its control of Fidelity) and Fidelity has sole power to dispose or direct the disposition of the 2,023,380 shares owned by Fidelity; Fidelity Management Trust Company (“Fidelity Management”) is the beneficial owner of 87,500 shares of Common Stock; and each of Edward C. Johnson 3d and FMR Corp. (through its control of Fidelity Management) has sole power to dispose or direct the disposition of 87,500 shares of Common Stock and sole power to vote or to direct the vote with respect to the 87,500 shares of Common Stock owned by Fidelity Management.
(5)	Includes for Mr. Zell 4,986 shares of Common Stock that he elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include shares of Common Stock held by Samstock, L.L.C. and EGI-Fund (00) Investors, L.L.C., which are indirectly owned by various trusts established for the benefit of Mr. Zell and members of his family, the trustee of which is Chai Trust Company, L.L.C. (“Chai Trust”). Mr. Zell is not an officer or director of Chai Trust and does not have beneficial ownership of such shares. (See Notes 1 and 2 above.) Does not include 10,000 shares of Common Stock held by the Helen Zell Revocable Trust as to which shares Mr. Zell disclaims beneficial ownership.
(6)	Includes for Mr. Wiedemann 21,396 shares of Common Stock that Mr. Wiedemann elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees prior to joining the Company as President and Chief Executive Officer.
(7)	Includes for Mr. Gardner 25,571 shares of Common Stock that Mr. Gardner elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include an aggregate of 4,638 shares of Common Stock held by Mr. Gardner’s wife as to which shares Mr. Gardner disclaims beneficial ownership.
(8)	Includes for Mr. Gross 13,279 shares of Common Stock that Mr. Gross elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees.
(9)	Includes for Mr. Handy 25,571shares of Common Stock that Mr. Handy elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include 147,501 shares of Common Stock held indirectly in a trust for which Mr. Handy is a co-trustee and the only beneficiary.
(10)	Includes for Mr. Ward 15,838 shares of Common Stock that Mr. Ward elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees. Does not include 192 shares of Common Stock held by Mr. Ward’s wife and son as to which shares Mr. Ward disclaims beneficial ownership.
(11)	Includes for Mr. Wunderman 25,571shares of Common Stock that Mr. Wunderman elected to take as a deferred stock award under the 1996 Plan in lieu of his annual director’s fees.
(12)	Does not include warrants to purchase 8,766 shares of Common Stock held by Mr. Gardner’s wife as to which warrants Mr. Gardner disclaims beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Office Lease. On May 5, 2003, the Company entered into an office lease agreement with Equity Office Properties Management Corp., the agent for Two North Riverside Plaza Joint Venture Limited Partnership, a limited partnership comprised of trusts established for the benefit of the family of Samuel Zell, the Company’s Chairman of the Board of Directors. The lease provides for up to 14,324 square feet of office space at 2 North Riverside Plaza, Chicago, Illinois. Initially the Company will only require 10,000 square feet of office space, but the Company has options to increase this space over the term of the lease in increments of 1,000 square feet or more until the entire 14,324 square feet are occupied by the Company. The term of the lease is from September 1, 2003 through August 31, 2008, and the future minimum lease obligation for the initial occupied space of 10,000 square feet is as follows:

Year ending December 31,	Amount
2004	$187,000
2005	192,000
2006	197,000
2007	202,000
Thereafter (through August 1, 2008)	137,000

Total minimum lease payments	$915,000

Administrative Services. On March 31, 2003, the Company entered into a Letter of Agreement with Equity Group Investments, L.L.C. pursuant to which Equity Group Investments agreed to provide administrative services to the Company from April 1, 2003 until the earlier of December 31, 2003 or the date the Company took possession of the property leased pursuant to the lease agreement described above. The administrative services consisted of rent for temporary office space, utilities, building and mailroom services and basic office supplies. The Company took possession of the property leased pursuant to the lease described above in September 2003. The total amount paid to Equity Group Investments for the administrative services pursuant to the Letter of Agreement was $54,672. Samuel Zell, the Chairman of the Company’s Board of Directors, serves as Chairman of Equity Group Investments, which is indirectly owned by trusts established for the benefit of Mr. Zell and members of his family, and Sheli Z. Rosenberg, a member of the Company’s Board of Directors until March 2004, is a former Vice Chairperson of Equity Group Investments. Equity Group Investments is also an affiliate of Samstock, L.L.C., which as of April 1, 2004 beneficially owned 21.3% of the outstanding shares of Common Stock.

Financial Consulting and Investment Advisory Services. Since 1997, the Company has retained the services of Equity Group Investments, L.L.C. to perform investment and other financial advisory services. Samuel Zell, the Chairman of the Company’s Board of Directors, is the Chairman of Equity Group Investments, which is indirectly owned by trusts established for the benefit of Mr. Zell and members of his family, and until May 2003, Sheli Z. Rosenberg, a member of the Company’s Board of Directors until March 2004, was Vice Chairperson of Equity Group Investments. Equity Group Investments is also an affiliate of Samstock, L.L.C., which as of April 1, 2004 beneficially owned 21.3% of the outstanding shares of Common Stock. The Company believes that such services have been provided on terms no less favorable to the Company than could have been obtained from other independent parties. In 2003, the Company paid fees and expenses to Equity Group Investments in the amount of $250,000 for financial consulting and investment advisory services, and the Company anticipates paying fees in the amount of $250,000 for such services in 2004.

E-mail Marketing Services. In March 2002, the Company entered into an agreement with Responsys, Inc. pursuant to which Responsys provides e-mail marketing services to the Company. The term of the agreement is from June 1, 2002 to May 31, 2004, and the anticipated payments to be made, based on the level of services provided for in the contract, total approximately $290,000 for the two years. At the time the agreement was signed, Mr. Wiedemann was President, Chief Executive Officer, a director, and a stockholder of Responsys. Subsequently, Mr. Wiedemann resigned as President, Chief Executive Officer and director of Responsys.

INDEPENDENT ACCOUNTANTS

The Company’s Board of Directors has selected KPMG LLP as the Company’s independent accountant for 2004. Representatives of KPMG LLP are expected to attend the 2004 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The aggregate fees and expenses billed for professional services rendered by KPMG LLP in 2003 and 2002 were as follows:

Type of fees	2003	2002
Audit fees	$206,500	$176,000
Audit-related fees (1)	286,165	234,000
Tax fees (2)	149,200	93,500
All other fees	—	—

	$641,865	$503,500

(1)	Includes fees for transaction processing control evaluation in connection with the Statement on Auditing Standards 70 report, VISA Cardholder Information Security Program evaluation, employee benefit plan audits, accounting consultations, filings made with the Securities and Exchange Commission (other than reports on Form 10-K and 10-Q), agreed upon procedures required under the Company’s securitization and other audit-related services.
(2)	Includes fees for U.S. federal and various state tax compliance services, general tax consulting and planning services and, in 2003, consulting services in respect of Canadian corporate structure.

In the table above, in accordance with the Securities and Exchange Commission’s definitions and rules, “audit fees” are fees the Company paid KPMG LLP for professional services for the audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K, review of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any products and services provided by KPMG LLP not included in the first three categories.

The audit committee has established a policy requiring its pre-approval of all audit and permissible non-audit services provided by the Company’s independent auditor. The policy requires specific pre-approval of all permitted services. The policy prohibits the audit committee from delegating to management the audit committee’s responsibility to pre-approve permitted services performed by the independent auditor.

Requests for pre-approval of services must be detailed as to the services to be provided and include a draft engagement letter. None of the audit-related fees and tax fees described above was approved by the audit committee pursuant to the waiver of pre-approval provisions set forth in applicable Securities and Exchange Commission rules.

OTHER BUSINESS

As of the date of this Proxy Statement, the Company’s Board of Directors knows of no matters that are likely to be presented for action at the 2004 Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and described in this Proxy Statement. If any other matter properly comes before the 2004 Annual Meeting for action, the persons named on the accompanying proxy card will vote or refrain from voting in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS

Any proposals that stockholders wish to present at the 2005 Annual Meeting must be received by December 12, 2004 in order to be considered for inclusion in the Company’s proxy materials. The nominating committee will consider stockholders’ nominees for the Company’s Board of Directors and stockholder proposals submitted for the meeting.

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors or make a proposal is required to give appropriate written notice to the Secretary of the Company, which must be received by the Company between 45 and 75 days prior to April 12, 2005. If the date of the 2005 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after May 25, 2005, stockholders are required to submit a notice of nomination or proposal not later than the close of business on the later of the 90th day prior to the date of the 2005 Annual Meeting or the tenth day following the day on which the meeting date is announced.

All proposals should be mailed to the Company’s principal executive offices at 2 North Riverside Plaza, Suite 950, Chicago, Illinois 60606, Attention: Secretary.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company believes that, during the fiscal year ended December 31, 2003, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent stockholders were complied with on a timely basis except that each of Gerald J. Hughes, Executive Vice President and Chief Operating Officer, Dining of Rewards Network Establishment Services Inc., Stephen E. Lerch, former Executive Vice President and Chief Operating Officer, Dining of Rewards Network Establishment Services Inc., and Gregory J. Robitaille, Executive Vice President, Corporate Development of Rewards Network Establishment Services Inc., inadvertently did not timely file one report regarding the April 2003 grant of options to purchase 20,000, 40,000 and 20,000 shares of Common Stock, respectively.

FORM 10-K ANNUAL REPORT

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is being furnished with this Proxy Statement. On written request, the Company will provide without charge to each record or beneficial holder of shares of Common Stock as of April 5, 2004, additional copies of the Company’s Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be addressed to 2 North Riverside Plaza, Suite 950, Chicago, Illinois 60606, Attention: Secretary.

By Order of the Board of Directors,

Bryan R. Adel

Secretary

Chicago, Illinois

April 12, 2004

ANNEX A

REWARDS NETWORK INC.

2004 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of this 2004 Long-Term Incentive Plan (the “Plan”) of Rewards Network Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward directors, officers and other key employees and consultants of the Company and its subsidiaries (including consultants providing services of substantial value) and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders. The Plan, as set forth herein, shall constitute an amendment and restatement of the Company’s 1996 Long-Term Incentive Plan.

2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Other Stock-Based Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(b) “Beneficiary” shall mean the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) A “Change in Control” shall be deemed to have occurred if:

(i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50 percent or more of the total voting power of all of the then-outstanding voting securities of the Company;

(ii) the individuals (A) who constitute the Board as of the date this Plan is adopted by the Board (the “Original Directors”) or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election) (such individuals being the “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board;

(iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75 percent of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 75 percent of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

(iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company’s assets (i.e., 50 percent or more of the total assets of the Company).

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that to the extent necessary to comply with Rule 16b-3 and Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(h) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

(i) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(j) “Non-Employee Director” shall mean a member of the Board who is not otherwise an employee of the Company or any subsidiary.

(k) “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(l) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(m) “Stock” means the Common Stock, $.02 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 7(h).

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee (subject to Section 8), and may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Stock Subject to Plan.

(a) Amount of Stock Reserved. The total amount of Stock that may be subject to outstanding Awards, determined immediately after the grant of any Award, shall not exceed 4,540,000. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 2,505,966 provided, however, that shares subject to ISOs shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Options and other Awards under the Plan that may be settled by delivery of more than 250,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), (v) the number of shares with respect to which Options and SARs may be granted to a Participant in any calendar year, as set forth in Section 4(b), and (vi) the number and kind of shares to be subject to Options granted pursuant to Section 6(i). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, without the consent of the Participant, no adjustments shall be authorized under this Section 4(c) with respect to ISOs to the extent that such adjustment would cause such ISOs to fail to qualify as ISOs.

5. Eligibility. Directors, executive officers and other key employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries, and a person who is employed by an entity expected to become a subsidiary, is eligible to be granted an Award under the Plan, provided that such Award shall be canceled if such person fails to commence such employment, or if such entity fails to become a subsidiary, and no payment of value may be made in connection with such Award until such person has commenced such employment or until such entity has become a subsidiary.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.

(b) Options. The Committee is authorized to grant Options to Participants (including “reload” options automatically granted to offset specified exercises of options) on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that, the exercise price of an ISO shall be not less than 100 percent (110 percent in the case of an ISO granted to a person who owns (within the meaning of Section 422(b)(6) of the Code) 10 percent of the Stock) of the Fair Market Value of a share on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs, except for Section 7(g), shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code.

(iv) Termination of Employment. Unless otherwise determined by the Committee, upon termination of a Participant’s employment with the Company and its subsidiaries for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code) or cause, such Participant may exercise any Options during the 90-day period following such termination of employment. In the event such termination is on account of death or disability, the Participant may exercise any Options during the one-year period following such termination. If the Committee determines that termination of employment is for cause, all Options held by the Participant shall immediately terminate. In any case where Options remain exercisable following termination of employment, such Options shall be exercisable only to the extent exercisable immediately prior to such termination of employment.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards. Notwithstanding anything contained herein to the contrary, no award shall be an SAR unless the Award Agreement explicitly so provides.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Rule 16b-3 Compliance.

(i) Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(ii) Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Loan Provisions. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

(f) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(f), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. The performance objectives for an Award subject to this Section 7(f) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(f). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(f) shall be selected exclusively from among the following:

(1) Annual return on capital;

(2) Annual earnings per share;

(3) Annual cash flow provided by operations;

(4) Changes in annual revenues;

(5) EBITDA; and/or

(6) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(f), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(f).

(g) Acceleration upon a Change in Control. Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse upon a Change in Control.

(h) Corporate Transactions. If the Company shall be a party to a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), the Board (as constituted prior to any Change in Control resulting from such Corporate Transaction) may, in its discretion:

(i) require that shares of stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Board in accordance with Section 4(c); and/or

(ii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for the Participant to receive (A) a cash payment in an amount not less than the amount determined by multiplying the number of shares of Stock subject to the portion of the Award surrendered by the excess, if any, of the highest per share price offered to holders of Stock in any transaction whereby the Corporate Transaction takes place over the exercise or purchase price, if any, applicable to such Award, (B) shares of stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above or (C) a combination of a payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

8. General Provisions.

(a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Limitations on Transferability. Awards and other rights under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant in connection with the Participant’s estate planning, and may be exercised by such transferees in accordance with the terms of such Award, consistent with the registration of the offer and sale of Stock on Form S-8 or Form S-3 or a successor registration form of the Securities and Exchange Commission, and permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

(c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment at any time.

(d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; in such case, the shares withheld shall be deemed to have been delivered for purposes of Section 4(a).

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

(f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Section 162(m) of the Code. It is the intent of the Company that Options granted at or above Fair Market Value, SARs, and other Awards designated as Awards subject to Section 7(f) shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Effective Date; Plan Termination. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at the 2004 annual meeting of stockholders, shall become effective as of the date of such approval. This Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void, and the Company’s 1996 Long-Term Incentive Plan shall remain in effect.

ANNEX B

REWARDS NETWORK INC.

AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) of Rewards Network Inc. (the “Corporation”).

The Purpose of the Committee is to:

1. represent and assist the Board in fulfilling its oversight responsibilities with respect to:

a. the integrity of the Corporation’s financial statements;

b. the Corporation’s compliance with legal and regulatory requirements;

c. the qualifications and independence of the Corporation’s external auditor (the “Independent Auditor”) including advance approval of all audit and non-audit services;

d. the system of internal controls that management has established; and

2. prepare the report of the Committee required to be included in the Corporation’s annual proxy statement.

The Board recognizes that while the Committee has been given certain duties and responsibilities pursuant to this Charter, the Committee is not responsible for guaranteeing the accuracy of the Corporation’s financial statements or the quality of the Corporation’s accounting practices. The fundamental responsibility for the Corporation’s financial statements and disclosures rests with management and the Independent Auditor. To the extent that procedures included in this Charter go beyond what is required of an Audit Committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules.

Committee Membership

1. The Committee shall consist of no fewer than three directors as determined by the Board.

2. All of the members of the Committee shall meet the applicable independence and experience requirements of the law, including Sarbanes-Oxley, rules promulgated by the Securities and Exchange Commission (the “SEC”), and rules promulgated by the American Stock Exchange (the “AMEX”).

3. The members of the Committee shall be appointed and may be removed by the Board.

4. Each member of the Committee shall in the judgment of the Board have the ability to read and understand the Corporation’s basic financial statements.

5. One of the members of the Committee shall be an “audit committee financial expert” pursuant to the requirements of the SEC and AMEX.

6. No director who serves on the audit committee of more than three public corporations other than the Corporation shall be eligible to serve as a member of the Committee.

Committee Authority and Responsibilities

The Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable SEC and AMEX Audit Committee Requirements.

2. Be responsible for the appointment, retention, compensation and oversight of the Independent Auditor. Resolve any disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Committee.

3. Pre-approve all auditing and non-auditing services to be provided to the Corporation by the Independent Auditor.

4. Review with the Corporation’s management and Independent Auditors the Corporation’s accounting and financial reporting processes and controls. Obtain annually in writing from the Independent Auditors their letter as to the adequacy of such controls.

5. Review with the Corporation’s management and Independent Auditors significant accounting and reporting principles, practices and procedures applied by the Corporation in preparing its financial statements. Discuss with the Independent Auditors their judgments about the quality, not just the acceptability, of the Corporation’s accounting principles used in financial reporting.

6. Review earnings press releases, as well as the Corporation’s policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

7. Review the scope and general extent of the Independent Auditors’ annual audit. The Committee’s review should include an explanation from the Independent Auditors of the factors considered by the Independent Auditors in determining the audit scope, including the major risk factors. The Independent Auditors should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures.

8. Inquire as to the independence of the Independent Auditors and obtain from the Independent Auditors, at least annually, a formal written statement describing: the Independent Auditor’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues, and all relationships between the Independent Auditors and the Corporation, including the matters contemplated by Independence Standards Board Standard No. 1. Discuss with the Independent Auditor any issues or relationships disclosed in such report that, in the judgment of the Committee may have an impact on the competence or independence of the Independent Auditor.

9. Have a predetermined arrangement with the Independent Auditors that they will advise the Committee through its Chairperson and management of the Corporation of any matters identified through procedures followed for interim quarterly financial statements, and that such notification as required under standards for communication with Audit Committees is to be made prior to the related press release or, if not practicable, prior to the filing of the applicable Form 10-Q.

10. At the completion of the annual audit, review with management and the Independent Auditors the following:

a. The annual financial statements and related footnotes and financial information to be included in the Corporation’s Annual Report on Form 10-K.

b. Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

c. Significant changes to the audit plan, if any, and any disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the Independent Auditors during their audit, including access to all requested records, data and information. Inquire of the Independent Auditors whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Corporation’s financial statements.

d. Other communications as required to be communicated by the Independent Auditors by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the Independent Auditors concerning their judgment about the quality of the Corporation’s accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management’s representation concerning audit adjustments.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Corporation’s Annual Report on Form 10-K.

11. Prepare the report required under SEC rules to be included in the Corporation’s annual proxy statement. This Charter is to be published as an appendix to the proxy statement every three years.

12. Discuss with the Independent Auditors the competence, performance and cooperation of the Corporation’s financial and accounting personnel. Discuss with management the competence, performance and cooperation of the Independent Auditors.

13. Meet with management and the Independent Auditors to discuss any relevant significant recommendations that the Independent Auditors may have, particularly those characterized as ‘material’ or ‘serious’. Typically, such recommendations will be presented by the Independent Auditors in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the Independent Auditors and receive follow-up reports on action taken concerning the aforementioned recommendations.

14. Review with management and the Independent Auditors the methods used to establish and monitor the Corporation’s policies with respect to unethical or illegal activities by Corporation employees that may have a material impact on the financial statements.

15. Review with the Corporation’s General Counsel the Corporation’s compliance with legal and regulatory requirements.

16. Discuss Corporation policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Corporation and major legislative and regulatory developments which could materially impact the Corporation’s contingent liabilities and risks.

17. Set clear hiring policies for employees or former employees of the Independent Auditor.

18. Establish procedures for the (i) receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters. Review periodically with management these procedures and any significant complaints received.

19. Report regularly to the Board, both with respect to the activities of the Committee generally and with respect to any issues that arise regarding the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor or the performance of management.

20. Conduct an annual performance evaluation of the Committee.

21. Perform such other duties and responsibilities, consistent with this Charter and governing law delegated to the Committee by the Board.

External Advisors

The Committee shall have the sole authority to obtain, at the Corporation’s expense, but at funding levels determined by the Committee, advice and assistance from outside legal, accounting and other advisors. The Committee shall also have authority to obtain advice and assistance from any officer or employee of the Corporation.

Meetings

The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agenda for each meeting shall be established by the Committee Chairperson. The Committee is to meet in separate executive sessions with management and the Independent Auditors at least once each year and at other times when considered appropriate.

Attendance

Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the Independent Auditors be present at Committee meetings.

REWARDS NETWORK INC.

Proxy for Annual Meeting of Stockholders May 25, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints George S. Wiedemann and Bryan R. Adel or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of common stock of Rewards Network Inc. (the “Company”) held by the undersigned on April 5, 2004 at the Annual Meeting of Stockholders (the “2004 Annual Meeting”) to be held on May 25, 2004 at the Civic Opera Building, 20 North Wacker Drive,

6th Floor, Chicago, Illinois beginning at 10:00 a.m. (local time) and any adjournment or postponement thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE 2004 ANNUAL MEETING, PLEASE SIGN AND RETURN THIS PROXY CARD. THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN.

(Continued and to be signed on other side.)

ANNUAL MEETING OF STOCKHOLDERS OF

REWARDS NETWORK INC.

May 25, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	To elect directors to serve for the ensuing year;		2. To approve the Company’s 2004 Long-Term Incentive Plan; and	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES (term expiring in 2005):
☐	FOR ALL NOMINEES	☐ Samuel Zell ☐ George S. Wiedemann	3. To transact such other business as may properly come before the 2004 Annual Meeting and any adjournment or postponement thereof.
☐	WITHHOLD AUTHORITY	☐ Adam M. Aron
☐	FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below.)	☐ Peter C.B. Bynoe ☐ Herbert M. Gardner ☐ Raymond A. Gross ☐ F. Philip Handy ☐ Harold I. Shain ☐ John A. Ward III ☐ Lester Wunderman	THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE TEN DIRECTOR NOMINEES AND “FOR” THE APPROVAL OF THE COMPANY’S 2004 LONG-TERM INCENTIVE PLAN. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2004 ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee as to whom you wish to withhold authority, as shown here: ☐			STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.		☐

Signature of Stockholder: Date:			Signature of Stockholder: Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.